CONSULTING AGREEMENT

     This Agreement is made on May 31, 2002 between BioCell Innovations, Inc. (the "Company") with offices and principal place of business at 6302 Tall Canyon Court, Katy, Texas 77450 and Zeev Estrov, MD (the "Consultant"), residing at 5739 Birdwood Road, Houston, Texas 77096, and is effective on May 31, 2002. This agreement supercedes any and all prior agreements by and between the parties, and to the extent any other agreement between the parties is inconsistent with this agreement, this agreement controls. Whereas, the Company seeks to benefit from the Consultant's expertise by retaining the Consultant as a Technical Consultant; and Whereas, the Consultant wishes to perform consulting services for the Company. Accordingly, the Company and the Consultant agree as follows:

1.SERVICES
a. The consultant shall provide advice and consulting services to the Company with respect to matters related to patents and technology independently developed by Company. The Consultant shall not perform any services for the Company related to the SPONSORED LABORATORY STUDY AGREEMENT executed by and between the Company and M. D. Anderson Cancer Center (MDACC) or in conflict therewith.

b. The Company acknowledges that the Consultant is an employee of MDACC and is subject to the MDACC's policies, including policies concerning consulting, conflicts of interest, and intellectual property. If there is a conflict between Consultant's obligations under MDACC's policies and any of Consultant's obligations to Company pursuant to this Agreement, the Consultant's obligations under the MDACC policies take priority over any obligations the Consultant may have to the Company by reason of this agreement.

2.COMPENSATION
As full consideration for the consulting services provided by the Consultant, the Company shall pay to the Consultant two thousand dollars ($2000.00) per day. A day shall be defined as eight (8) hours. Payment shall be made within days of a submitted bill showing time expended for consulting services. Billing shall be for day increments and paid at the rate of $1000.00 per day. A minimum of day shall be paid for any of Consultant's time utilized in any calendar day, except Consultant will provide a maximum of 4 telephone conversations per month of a duration not to exceed 10 minutes each for no charge. Company shall also pay all of Consultant's out-of-pocket expenses incurred for performance of this agreement provided they are approved in advance by Company, which approval shall not be unreasonably withheld. Consultant's services shall be performed on Consultant's own time and not during any time period for which Consultant is being paid by MDACC,

3.COMPETITION
The Consultant represents to the Company that the Consultant does not have any agreement to provide consulting services to any other party, firm, or company in the on matters relating to the scope of this consultancy, and will not enter into any such agreement during the term of this Agreement without written agreement of Company. The Company acknowledges and agrees, however, that nothing in this Agreement shall affect the Consultant's obligations to, or research on behalf of, MDACC or any component of The University of Texas System, including, without limitation, obligations or research of the Consultant in connection with a transfer by MDACC of materials or intellectual property developed in whole or in part by the Consultant, or in connection with research collaborations.

4.CONFIDENTIALITY
a. Either party may disclose to the other party any information that the disclosing party would normally freely disclose to the other members of the scientific community at large, whether by publication, by presentation at seminars, or in informal scientific discussions.

b. The parties may wish, from time to time, in connection with work contemplated under this Agreement, to disclose confidential information to each other ("Confidential Information"). Each party will use reasonable efforts to prevent the disclosure of any of the other party's Confidential Information to third parties for a period of three (3) years from receipt thereof. The recipient may acquire information that pertains to the discloser's processes, equipment, programs, developments, or plans that is both (i) disclosed or made known by the disclosure to the recipient and (ii) identified in writing as "proprietary" by the disclosure. The recipient agrees not to disclose any Confidential Information to third parties or to use any Confidential Information for any purpose other than performance of the services contemplated by this Agreement, without prior written consent of the Company.

c. Confidential Information subject to paragraph 4(b) does not include information that (i) is or later becomes available to the public through no breach of this Agreement by the recipient; (ii) is obtained by the recipient from a third party who had the legal right to disclose the information to the recipient; (iii) is already in the possession of the recipient on the date this Agreement becomes effective; (iv) is independently developed by recipient; or
(v) is required to be disclosed by law, government regulation, or court order. In addition, Confidential Information subject to paragraph 4(b) does not include information generated by the Consultant unless the information (i) is generated as a direct result of the performance of consulting services under this Agreement and (ii) is not generated in the course of the Consultant's activities as a MDACC employee or faculty member.

d. Notwithstanding any of the other terms of this Agreement, and in exception thereto, the parties to this Agreement acknowledge and agree that Consultant is an employee of The University of Texas M. D. Anderson Cancer Center and therefore Consultant executes this Agreement subject to the Rules and Regulations of The Board of Regents of The University of Texas System and all terms and conditions therein which apply to Consultant and any information subject to ownership of The Board of Regents according to these Rules and Regulations shall not be considered the confidential information of the party contracting with Consultant

5.RETURN OF MATERIALS
The Consultant agrees to promptly return, following the termination of this Agreement or upon earlier request by the Company, all drawings, tracings, and written materials in the Consultant's possession and (i) supplied by the Company in conjunction with the Consultant's consulting services under this Agreement or
(ii) generated by the Consultant in the performance of consulting services under this Agreement and not generated in the course of the Consultant's activities as an MDACC employee or faculty member.

6.INTELLECTUAL PROPERTY
a. Title to all inventions and discoveries made by Consultant resulting from the work performed hereunder shall reside in MDACC; title to all inventions and discoveries made by Company resulting from the research performed hereunder shall reside in Company. Notwithstanding any of the other terms of this Agreement, and in exception thereto, the parties to this Agreement acknowledge and agree that Consultant is an employee of The University of Texas M. D. Anderson Cancer Center and therefore Consultant executes this Agreement subject to the Rules and Regulations of The Board of Regents of The University of Texas System and all terms and conditions therein which apply to Consultant and any ownership of any intellectual property shall be in accordance with the Rules and Regulations of The Board of Regents of The University of Texas System and all terms and conditions therein which apply to Consultant.
b. Company shall uphold the agreement it has with MDACC with respect to intellectual property.

     7.DEFENSE  AND  INDEMNIFICATION
The company agrees, at its sole expense, to defend the Consultant and MDACC against, and to indemnify and hold the Consultant and MDACC harmless from, any claims or suits by a third party against the Consultant or MDACC or any liabilities or judgments based thereon, either arising from the Consultant's performance of services for the Company under this Agreement.

8.TERM AND TERMINATION
a. This Agreement shall be for a term of twenty-four (24) months, renewable upon reasonable terms and conditions as may be agreed upon by the Company and the Consultant.

b. Termination of the Agreement under paragraph 8(a) above shall not affect (a) the Company's obligation to pay for services previously performed by the Consultant or expenses reasonably incurred by the Consultant for which the Consultant is entitled to reimbursement under paragraph 2, above, (b) the Company's obligations to recognize the priority of MDACC's intellectual property rights under paragraph 6(b), above, (c) the Company's obligation to defend and indemnify the Consultant and the MDACC under paragraph 7 above, or (d) the Consultant's continuing obligations to the Company under paragraphs 4(b) and 6(a), above.

     9.MISCELLANEOUS
a. This Agreement shall inure to the benefit of and be binding upon the respective heirs, executors, successors, representatives, and assigns of the parties, as the case may be.

b. The relationship created by this Agreement shall be that of independent contractor, and the Consultant shall have no authority to bind or act as agent for the Company or its employees for any purpose.

c. The Company will not use the Consultant's or MDACC's name in any commercial advertisement or similar material used to promote or sell products, unless the Company obtains in advance the written consent of both the Consultant and MDACC.

d. Notice or payments given by one party to the other hereunder shall be in writing and deemed to have been properly given or paid if deposited with the United States Postal Service with a copy thereof sent to the parties by email, to Company at rcole@pdq.net and drudd@biocellinnovations.com and to Consultant at zestrov@pdq.net or such address as may be provided to the parties from time to time.

e. This Agreement replaces all previous agreements and the discussions relating to the subject matters hereof and constitutes the entire agreement between the Company and the Consultant with respect to the subject matters of this Agreement. This Agreement may not be modified in any respect by any verbal statement, representation, or agreement made by any employee, officer, or representative of the Company, or by any written documents unless it is signed by an officer of the Company and by the Consultant.

f. If any term or provision of this Agreement is deemed invalid, contrary to, or prohibited under applicable laws or regulation of any jurisdiction, this Agreement (save only this sentence) shall be invalid.

IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first stated above.


By: /s/ Richard Cole
     President


By: /s/ Zeev Estrov
Consultant